                                   EXHIBIT 3.2

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                         MARTINIQUE VENTURES CORPORATION
                 CHANGING THE NAME TO ZEBULON ENTERPRISES, INC.
                                      DATED
                                 AUGUST 13, 1997

                           CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION

         MARTINIQUE VENTURES, CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That a meeting of the Board of Directors of said corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a special meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

         Resolved, that thee Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

                 "THE NAME OF THIS CORPORATION SHALL BE ZEBULON
                 ENTERPRISES, INC."

         Resolved that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered 'FOURTH" so that, as amended, said Article shall be and read as follows:

                 "THE CORPORATION SHALL BE AUTHORIZED TO ISSUE 71,428,572 COMMON SHARES AT $.001 PAR VALUE."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 243 of the General Corporation Law of the State of Delaware.

FOURTH: That the Capital of said corporation shall not be reduced under or by reason of said amendments.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed on this date of July 9, 1997.

                                By: /s/ Adam Stull, President
                                    -------------------------

                                State of Delaware

                        Office of the Secretary of State

         I Edward J. Freel, Secretary of the State of the State of Delaware, do hereby certify "Zebulon Enterprises, Inc." is duly incorporated under the laws of the State of Delaware and in good standing and has a legal corporate existence so far as the records of this office show, as of the twentieth day of August, A.D. 1997.

                                   /s/ Edward J. Freel, Secretary of State
                                   ----------------------------------------


                          [SEAL]

                                State of Delaware

                                     [SEAL]

                        Office of the Secretary of State

         I, Michael Harkins, Secretary of the State of Delaware do hereby certify the attached is a true and correct copy of the certificate of incorporation of Martinique Ventures Corp. filed in this office on the eighteenth day of February A.D. 1988, at 9 o'clock A.M.

                               RECEIVED FOR RECORD

                                Feb. 19 A.D. 1988

                         /s/ Michael T. Scase, Recorder

                          $3.00 State Document Fee Paid



                                           Michael Harkins, Secretary of State



                                           AUTHENTICATION: 1589997

                                           DATE: 02-18-1988